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                                  KNOLOGY, INC.

                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT

         This Series C Preferred Stock Purchase Agreement (this "Agreement") is entered into as of January 12, 2001, by and among KNOLOGY, Inc., a Delaware corporation (the "Company"), and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (collectively the "Purchasers" and individually a "Purchaser").

         In consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

1        AGREEMENT TO SELL AND PURCHASE

         1.1      AUTHORIZATION OF SHARES.

         On or prior to the Closing (as defined in Section 2 below), the Company shall have authorized the sale and issuance to the Purchasers of shares of its Series C Preferred Stock, par value $0.01 per share ("Series C Preferred Stock"), having the rights, preferences, limitations, and restrictions set forth in the Amended and Restated Certificate of Incorporation of the Company attached hereto as Exhibit B (the "Certificate"). The Series C Preferred Stock is convertible into shares of the Company's Common Stock, par value $0.01 per share ("Common Stock"), as provided in the Certificate. The shares of Series C Preferred Stock sold and issued hereunder are referred to herein as the "Shares."

         1.2      SALE AND PURCHASE.

         Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to each Purchaser and each Purchaser severally and not jointly agrees to purchase from the Company, the number of Shares set forth opposite such Purchaser's name on Exhibit A under the heading "Total Number of Shares," for a purchase price of three dollars ($3.00) per Share (the "Purchase Price").

2        CLOSING, DELIVERY AND PAYMENT

         2.1      CLOSING.

         The closing of the sale and purchase of the Shares under this Agreement (the "Closing") shall take place at 10:00 a.m. on January 12, 2001, at the offices of Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309-3424, or at such other time or place as the Company and the Purchasers may mutually agree (such date is hereinafter referred to as the "Closing Date").

         2.2      DELIVERY AND PAYMENT

         At the Closing, subject to the terms and conditions hereof, the Company will deliver to each Purchaser certificates, in form reasonably satisfactory to the Purchasers, representing the

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number of Shares to be purchased by each such Purchaser against payment of the
Purchase Price therefor by wire transfer of immediately available funds.

3        REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to each Purchaser as follows:

         3.1      ORGANIZATION, GOOD STANDING AND QUALIFICATION.

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to execute and deliver this Agreement and the joinder agreement (the "Joinder Agreement") substantially in the form attached hereto as Exhibit C, joining each of the Purchasers, who is not already a party thereto, as a party to that certain Stockholders Agreement dated as of February 7, 2000, as amended as of the date hereof (the "Stockholders Agreement"), a copy of which is attached hereto as Exhibit D, to issue and sell the Shares and the shares of Common Stock issuable upon conversion of the Shares (the "Conversion Shares"), to carry out the other provisions of this Agreement and the Stockholders Agreement, and to own, lease and operate its assets and to carry on its business as presently conducted. The Company is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company.

         3.2      CAPITALIZATION.

         The authorized capital stock of the Company immediately prior to the Closing will consist of (i) 200,000,000 shares of Common Stock, of which 443,413 shares are issued and outstanding as of the date hereof, and (ii) 175,000,000 shares of Preferred Stock, of which (A) 56,000,000 shares are designated Series A Preferred Stock, $0.01 par value ("Series A Preferred Stock"), of which 50,912,894 shares are issued and outstanding as of the date hereof (B) 21,180,131 shares are designated Series B Preferred Stock, $0.01 par value ("Series B Preferred Stock"), of which 21,180,131 shares are issued and outstanding as of the date hereof, and (C) 60,000,000 shares are designated Series C Preferred Stock, $0.01 par value ("Series C Preferred Stock"), of which no shares are issued and outstanding as of the date hereof. Section 3.2 of the Company Disclosure Memorandum provides an accurate list, after giving effect to the transactions contemplated hereby, of (x) all stockholders owning the issued and outstanding shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, together with the number of shares held by each, (y) the number of shares of Common Stock and Series A Preferred Stock issuable upon the exercise of stock options granted under the Company's stock option plans disclosed in Section 3.2 of the Company Disclosure Memorandum, and (z) the number of shares of Series A Preferred Stock issuable upon the exercise of warrants issued pursuant to the Warrant Agreement, dated December 3, 1999, between the Company and United States Trust Company of New York, as warrant agent. Except as disclosed in Section 3.2 of the Company Disclosure Memorandum, the Company has no outstanding warrants, options, convertible securities or other rights, agreements, arrangements or


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commitments of any character relating to the issuance or sale of capital stock of the Company, or obligating the Company to issue or sell any shares of capital stock, or any other equity interest in the Company. Except as disclosed in
Section 3.2 of the Company Disclosure Memorandum, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and the issuance of the foregoing has not been made in violation of any preemptive rights in favor of others.

         3.3      COMPANY SUBSIDIARIES.

         The Company has disclosed in Section 3.3 of the Company Disclosure Memorandum all of the Company Subsidiaries (as defined below) as of the date of this Agreement. The Company or one of the Company Subsidiaries owns all of the issued and outstanding shares of capital stock of each Company Subsidiary. No equity securities of any Company Subsidiary are or may become required to be issued (other than to the Company or another Company Subsidiary) by reason of any rights, agreements, arrangements or commitments of any character and there are no contracts by which any Company Subsidiary is bound to issue (other than to the Company or another Company Subsidiary) additional shares of its capital stock or rights or by which the Company or any Company Subsidiary is or may be bound to transfer any shares of the capital stock of any Company Subsidiary (other than to the Company or another Company Subsidiary). There are no contracts relating to the rights of the Company or any Company Subsidiary to vote or to dispose of any shares of the capital stock of any Company Subsidiary. All of the shares of capital stock of each Company Subsidiary held by the Company or a Company Subsidiary are duly authorized, validly issued, fully paid and nonassessable and the issuance of the foregoing has not been made in violation of any preemptive rights in favor of others under the applicable corporation law of the jurisdiction in which such Company Subsidiary is incorporated or organized and are owned by the Company or the Company Subsidiary free and clear of any lien. Each Company Subsidiary is a corporation and is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its assets and to carry on its business as now conducted. Each Company Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company. "Company Subsidiaries" means all those corporations or other entities of which the Company owns or controls 50% or more of the outstanding equity securities entitled to vote generally in the election of directors either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities entitled to vote generally in the election of directors is owned or controlled directly or indirectly by the Company.

         3.4      AUTHORIZATION; BINDING OBLIGATIONS.

         All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement, the Stockholders Agreement and the Joinder Agreement, the performance of all obligations of the Company hereunder and thereunder and for


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the sale, issuance and delivery of the Shares has been taken or will be taken prior to the Closing. When issued in compliance with the provisions of this Agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable. The Conversion Shares have been duly and validly reserved for issuance and, when issued upon conversion of the Shares, will be duly authorized, validly issued, fully paid and non-assessable. Except as disclosed in Section 3.4 of the Company Disclosure Memorandum, the issuance of the Shares and the Conversion Shares will not be made in violation of preemptive rights in favor of others and will not result in the issuance of any additional shares of Common Stock or the triggering of any anti-dilution or similar rights contained in any options, warrants, debentures or other securities or agreements of the Company. Upon consummation of the transactions contemplated by this Agreement, the Purchasers will own their respective shares free and clear of all security interests, liens, encumbrances or adverse claims other than those created by a Purchaser applicable only to its Shares. This Agreement, the Joinder Agreement and the Stockholders Agreement have been duly executed by the Company and constitute the valid and binding obligations of the Company enforceable in accordance with their respective terms.

         3.5      CONSENTS AND APPROVALS.

         Except as disclosed in Section 3.5 of the Company Disclosure Memorandum, no filings with, notices to, or approvals of any governmental or regulatory body are required to be obtained or made by the Company nor must any waiting period required by any governmental or regulatory body lapse or expire in connection with the consummation, execution and delivery of this Agreement, the Stockholders Agreement or the Joinder Agreement or of the transactions contemplated hereby or thereby in connection with the Closing.

         3.6      NO VIOLATIONS.

         The execution and delivery of this Agreement, the Stockholders Agreement and the Joinder Agreement and the performance by the Company of its obligations hereunder and thereunder (i) do not and will not conflict with or violate any provision of the amended and restated certificate of incorporation as in effect as of the date hereof, the Certificate or the bylaws of the Company and (ii) do not and will not (A) conflict with or result in a breach of the terms, conditions or provisions of, (B) constitute a default (or event which, with the giving of notice or lapse of time or both, would become a default) under, (C) result in the creation of any encumbrance upon the capital stock or assets of the Company or any of the Company Subsidiaries pursuant to, (D) give any third party the right to modify, terminate, suspend or accelerate any obligation under, (E) result in a violation of, or (F) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body or other third party pursuant to, any law, statute, rule or regulation or any material agreement or instrument or any order, judgment or decree to which the Company or any of the Company Subsidiaries is subject or by which any of their respective assets are bound.

         3.7      PROPRIETARY RIGHTS.

         Neither the Company nor any of the Company Subsidiaries has received any communications alleging that it has violated, or by continuing to conduct its business as


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currently conducted would violate, any proprietary rights of any other person, nor is the Company aware of any basis for the foregoing.

         3.8      ACTIONS PENDING.

         Except as disclosed in Section 3.8 of the Company Disclosure Memorandum, there is no action, suit or proceeding pending or, to the best knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary or any of their respective properties or rights before any court or by or before any governmental body or arbitration board or tribunal that is reasonably likely to have a material adverse effect on the Company or could reasonably be expected to affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby. Except as disclosed in Section 3.8 of the Company Disclosure Memorandum, none of the Company, any Company Subsidiary nor any of their respective properties or rights are subject to an existing or threatened order, writ, judgement, injunction, decree, stipulation, determination or award entered by or with any United States federal, state or local or foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, judicial or arbitral body that is reasonably likely to have a material adverse effect on the Company or could reasonably be expected to affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby.

         3.9      FINANCIAL STATEMENTS; INTERIM CHANGES.

         The Company has included in Section 3.9 of the Company Disclosure Memorandum (i) the Company's audited consolidated balance sheet as of December 31, 1998 and 1999, and audited consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1997, 1998 and 1999, and the related notes thereto, and (ii) the Company's unaudited condensed consolidated balance sheet as of September 30, 2000 (the "Latest Balance Sheet") and unaudited condensed consolidated statements of operations, stockholders' equity and cash flows for the nine months ended September 30, 2000, and the related notes thereto (collectively, the "Company Financial Statements"). The Company Financial Statements have been prepared (i) in accordance with the books and records of the Company and the Company Subsidiaries, which are complete and correct and which have been maintained in accordance with past practices, and (ii) present fairly in all material respects the consolidated financial position of the Company as of the dates indicated and the consolidated results of operations, changes in stockholders' equity and cash flows of the Company for the periods indicated, in accordance with generally accepted accounting principles consistently applied (subject in the case of interim financial statements to normal recurring year-end adjustments which are not expected individually or in the aggregate to be material in amount and the absence of footnote disclosures). The Company and the Company Subsidiaries, taken as a whole, have no material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) that are not either reflected or fully reserved against on the Latest Balance Sheet or incurred in the ordinary course of the business of the Company subsequent to the date thereof. Since September 30, 2000, the businesses of the Company and the Company Subsidiaries have been conducted in the ordinary course and there has not been any material adverse change in the business, operations, financial condition or prospects of the Company and the Company Subsidiaries taken as a whole.


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         3.10     COMPLIANCE WITH LAWS.

         The business of the Company and each of the Company Subsidiaries has been conducted in compliance with all applicable laws and regulations of governmental authorities, except for such violations that have been cured without a material adverse effect on the business, operations, financial condition or prospects of the Company and the Company Subsidiaries taken as a whole or that, individually or in the aggregate, may not reasonably be expected to have a material adverse effect on the business, operations, financial condition or prospects of the Company and the Company Subsidiaries taken as a whole.

         3.11     MATERIAL CONTRACTS.

         Except as disclosed in Section 3.11 of the Company Disclosure Memorandum, neither the Company nor any Company Subsidiary is a party to (or otherwise bound by) any of the following: (i) any employment or consulting contract not terminable on 30 days or less notice, (ii) any agreement providing for the issuance or repurchase of any securities of the Company other than this Agreement, (iii) any agreement, other than the Stockholders Agreement, in respect of registration rights, preemptive rights, rights of first refusal, voting rights or other rights of security holders, (iv) any agreement evidencing or providing for any indebtedness for borrowed money, or (v) any other agreement that could reasonably be deemed material to the Company or involves or is likely to involve payment by one party to the other of at least $100,000.

         3.12     PERSONAL PROPERTY AND LEASES.

         Except as disclosed in Section 3.12 of the Company Disclosure Memorandum, the Company and each of the Company Subsidiaries has good and marketable title to its properties and assets free and clear of all mortgages, deeds of trust, liens, encumbrances, security interests and claims except for liens, encumbrances and security interests which arise in the ordinary course of business or which do not materially impair the use or value of such properties and assets of the Company or the Company Subsidiaries. With respect to the property and assets they lease, the Company and each of the Company Subsidiaries is in material compliance with such leases and, to the best of the Company's knowledge, the Company and the Company Subsidiaries hold valid leasehold interests in such assets free of any liens, encumbrances, security interests or claims of any party other than the lessors of such property and assets.

         3.13     CERTAIN TRANSACTIONS.

         Except as disclosed in Section 3.13 of the Company Disclosure Memorandum, none of the current directors, officers, or stockholders of the Company, or any member of any of their families, is a party to any transaction with the Company, other than compensation arrangements of such officers in the ordinary course of the Company's business and purchases of securities, including, without limitation, any contract, agreement, or other arrangement:
(i) providing for the furnishing of services to or by, (ii) providing for rental of real or personal property to or from, or (iii) otherwise requiring payments to or from, any such person or any corporation, partnership, trust, or other entity in which any such person has or had a 5% or more interest (as a stockholder, partner, beneficiary, or otherwise) or is or was a director, officer, employee, or trustee.


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         3.14     EMPLOYEES.

         Neither the Company nor any of the Company Subsidiaries is a party to any pending, or to the Company's knowledge, threatened, labor dispute. The Company and the Company Subsidiaries have complied in all material respects with all applicable federal, state, and local laws, ordinances, rules and regulations and requirements relating to the employment of labor, including but not limited to the provisions thereof relating to wages, hours, collective bargaining, payment of Social Security, unemployment and withholding taxes, and ensuring equality of opportunity for employment and advancement of minorities and women. There are no claims pending, or threatened to be brought, in any court or administrative agency by any former or current employees of the Company or any of the Company Subsidiaries for compensation, pending severance benefits, vacation time, vacation pay or pension benefits, or any other claim pending from any current or former employee or any other person arising out of the status of the Company or any Company Subsidiary as employer, whether in the form of claims for employment discrimination, harassment, unfair labor practices, grievances, wrongful discharge or otherwise.

         3.15     RETURNS AND AUDITS.

         All required federal, state and local tax returns or appropriate extension requests of the Company and the Company Subsidiaries have been filed within the period required for such filings and any extensions granted therefor and within the period that the same may be filed without interest or penalties, and all federal, state and local taxes required to be paid with respect to such returns have been paid or due provision for payment thereof has been made. The Company and the Company Subsidiaries have not received notice of any tax deficiency proposed or assessed against it, and has not signed any waiver of any statute of limitations on the assessment or collection of any tax. None of the tax returns of the Company or any of Company Subsidiaries has been audited by governmental authorities in a manner to bring such audits to the attention of the Company or any of the Company Subsidiaries.

         3.16     INTELLECTUAL PROPERTY RIGHTS.

         Section 3.16 of the Company Disclosure Memorandum contains a true, complete and correct list of all patents, trademarks, service marks, trade names, copyrights, licenses, franchises and other rights being used to conduct the businesses of the Company and the Company Subsidiaries as now conducted. The Company and each of the Company Subsidiaries owns, has licenses to, or can obtain on commercially reasonable terms rights to, all material patents, trademarks, copyrights, service marks, and applications and registrations therefor, and all trade names, customer lists, trade secrets, proprietary processes and formulae, inventions, know-how, other confidential and proprietary information, and other industrial and intellectual property rights necessary to permit the Company to carry on its business. All registered copyrights, trademarks, and service marks owned by the Company or the Company Subsidiaries are in full force and effect and are not subject to any taxes or maintenance fees. There is no pending or, to the knowledge of the Company, threatened claim or litigation against the Company or any of the Company Subsidiaries contesting the right to use its intellectual property rights, asserting the misuse of any thereof, or asserting the infringement or other violation of any intellectual property right of a third party. The Company and each Company Subsidiary has taken all reasonable


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security measures to protect the secrecy, confidentiality, and value of its trade secrets, proprietary processes and formulae, inventions, know-how and other confidential and proprietary information.

         3.17     REGISTRATION RIGHTS.

         Immediately following the Closing, except as contemplated by the Stockholders Agreement, no person has any right to cause the Company to effect the registration under the Securities Act of 1933, as amended (the "Securities Act") of any securities of the Company.

         3.18     INSURANCE.

         The Company and each Company Subsidiary maintains adequate insurance covering the respective risks of the Company and of each Company Subsidiary of such types and in such amounts and with such deductibles as are customary for other companies of similar size engaged in similar lines of business. All insurance held by the Company and each Company Subsidiary is in full force and effect and is issued by insurers of recognized responsibility.

         3.19     PRIVATE PLACEMENT.

         Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4.2, the offer and the sale of the Shares to the Purchasers pursuant to this Agreement is exempt from registration under the Securities Act.

         3.20     ENTIRE UNDERSTANDING.

         None of the Purchasers, the holders of the Series A Preferred Stock, the holders of the Series B Preferred Stock, or the holders of Common Stock is a party to any transaction, including, without limitation, any contract, agreement, or other arrangement, with the Company with regard to the transactions contemplated hereby, other than as reflected in this Agreement, the Certificate, the Stockholders Agreement and the Joinder Agreement.

4        REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each Purchaser, severally and not jointly, hereby represents and warrants to the Company as follows:

         4.1      REQUISITE POWER AND AUTHORITY.

         Such Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Joinder Agreement and to carry out their provisions. All actions on such Purchaser's part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Joinder Agreement will be valid and binding obligations of such Purchaser, enforceable in accordance with their terms.

         4.2      INVESTMENT REPRESENTATIONS.


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         Such Purchaser understands that neither the Shares nor the Conversion
Shares have been registered under the Securities Act. Such Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser's representations contained in this Agreement. Such Purchaser hereby represents and warrants as follows:

                  (A)      PURCHASER BEARS ECONOMIC RISK.

         Such Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Such Purchaser understands that an investment in the Shares acquired pursuant to this Agreement is highly speculative and involves substantial economic risk. Such Purchaser understands that it must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available, and that such Purchaser may sustain, and is financially able to sustain, a complete loss of its investment pursuant to this Agreement. Such Purchaser understands that the Company has no present intention of registering the Shares, the Conversion Shares or any shares of its Common Stock. Such Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times such Purchaser might propose.

                  (B)      ACQUISITION FOR OWN ACCOUNT.

         Such Purchaser is acquiring the Shares and the Conversion Shares for its own account for investment only, and not with a view toward their distribution in violation of applicable securities laws.

                  (C)      PURCHASER CAN PROTECT ITS INTEREST.

         Such Purchaser represents that, by reason of its or of its management's business or financial experience, such Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, such Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated by the Agreement.

                  (D)      ACCREDITED INVESTOR.

         Such Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

                  (E)      COMPANY INFORMATION.

         Such Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company. Such Purchaser


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

has also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of this investment.

                  (F)      RULE 144.

         Such Purchaser acknowledges and agrees that the Shares and, if issued, the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Such Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the number of shares being sold during any three-month period not exceeding specified limitations.

                  (G)      RESIDENCE.

         If such Purchaser is an individual, then such Purchaser resides in the jurisdiction identified in the address of such Purchaser set forth on Exhibit A; if such Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of such Purchaser in which its investment decision was made is located at the address or addresses set forth on Exhibit A.

                  (H)      TRANSFER RESTRICTIONS.

         Such Purchaser acknowledges and agrees that the Shares and, if issued, the Conversion Shares are subject to restrictions on transfer as set forth in the Stockholders Agreement and the Certificate.

                  (I)      NO RELIANCE.

         Such Purchaser acknowledges and agrees that, in making such Purchaser's decision to purchase the Shares, such Purchaser has not relied on any information other than (a) the information provided to such Purchaser by the Company in this Agreement and the Company Disclosure Memorandum and (b) the information contained in the Company's periodic reports as filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

         4.3      HSR COMPLIANCE.

         Such Purchaser, other than ITC Telecom Ventures, Inc., J. H. Whitney IV, L.P., Blackstone CCC Capital Partners L.P. and SCANA Communications Holdings, Inc., is acquiring and holding the Shares and the Conversion Shares solely for the purpose of investment, as defined or construed by the rules and regulations promulgated under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, including the exemption under 16 CFR Section 802.9. Such Purchaser, other than ITC Telecom Ventures, Inc., J. H. Whitney IV, L.P.,


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Blackstone CCC Capital Partners L.P. and SCANA Communications Holdings, Inc.,
understands that certain types of conduct may be viewed as inconsistent with this exemption, including without limitation nominating a candidate for the board of directors of the Company or having a controlling shareholder, director, officer or employee simultaneously serving as an officer or director of the Company.

         4.4      WAIVER OF PREEMPTIVE RIGHTS.

         Upon the satisfaction or waiver of all of the conditions to such Purchaser's obligation to purchase the Shares set forth in Section 5.1 of this Agreement, each such Purchaser that is an "Eligible Holder" (as defined in Section 5.09 of the Stockholders Agreement) waives such Purchaser's preemptive right pursuant to Section 5.09 of the Stockholders Agreement to purchase its "pro rata share" (as defined in Section 5.09 of the Stockholders Agreement) of 75% the shares Series C Preferred Stock sold pursuant to this Agreement.

5        CONDITIONS TO CLOSING

         5.1      CONDITIONS TO THE PURCHASERS' OBLIGATIONS.

         Each Purchaser's obligation to purchase the Shares at the Closing is subject to the satisfaction, at or prior to the Closing, of the following conditions, any of which may be waived in whole or in part by each such Purchaser as to such Purchaser:

                  (A)      REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

                  (B)      JOINDER AGREEMENT.

         Concurrent with the Closing, the Company and the Purchasers who are not parties to the Stockholders Agreement as of the date hereof shall execute the Joinder Agreement.

                  (C)      LEGAL PROCEEDINGS.

         On the Closing Date, the sale and issuance of the Shares to be issued at the Closing shall not be legally prohibited by any laws or regulations to which the Purchasers and the Company are subject. No law, regulation, order, judgment or injunction of any court or governmental authority of competent jurisdiction shall be in effect which prohibits the consummation of the transactions contemplated hereby nor shall any action be pending which would result in any such order, judgment or injunction.

                  (D)      SIMULTANEOUS PURCHASE.

         All other Purchasers shall have concurrently purchased the Shares to be purchased by them at the Closing pursuant to this Agreement.

                  (E)      COMPLIANCE WITH AGREEMENT.

         The Company shall have performed and complied with in all material respects all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                  (F)      NOTICES AND APPROVALS.

         All authorizations, approvals, or permits, if any, of, or filings with any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement and the other transactions contemplated hereby shall be duly obtained and all waiting period required by law shall have expired effective as of the Closing.

                  (G)      CERTIFICATE OF INCORPORATION.

         The Certificate shall have been duly approved and adopted by the Board of Directors and stockholders of the Company and shall have been duly filed with and accepted by the Secretary of State of the State of Delaware.

                  (H)      SERIES A AND SERIES B STOCKHOLDER APPROVAL.

To the extent required by law and the amended and restated certificate of incorporation of the Company as in effect as of the date hereof, the Company shall have received the approval of the requisite number of holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock to issue the Series C Preferred Stock and to approve the Certificate. In addition, the holders of not less than a majority of the outstanding shares of Series A Preferred Stock held by Persons who do not own any shares of Series B Preferred Stock and who are not parties to this Agreement shall have approved the Certificate, and the holders of not less than a majority of the outstanding shares of Series B Preferred Stock held by Persons who are not parties to this Agreement shall have approved the Certificate.

                  (I)      OFFICER'S CERTIFICATE.

         The President of the Company shall deliver at the Closing a certificate stating that the conditions specified in Section 5.1 have been fulfilled and stating that there shall have been no material adverse change in the business, assets or financial condition of the Company and the Company Subsidiaries taken as a whole since the date of the Latest Balance Sheet.

                  (J)      SECRETARY'S CERTIFICATE.

         The Company's Secretary shall execute and deliver at the Closing a certificate attaching the resolutions authorizing the transactions contemplated hereby and bylaws as exhibits.

                  (K)      LEGAL OPINION.

         The Purchasers shall have received the legal opinion of Alston & Bird LLP, counsel to the Company, and the legal opinion of Chad S. Wachter, the Company's General Counsel, each in form and substance reasonably satisfactory to the Purchasers.

                  (L)      AMENDMENT OF STOCKHOLDERS AGREEMENT.

         The amendment to the Stockholders Agreement dated as of the date hereof shall have been approved by the requisite number of holders of Investor Stock (as defined in the Stockholders Agreement).

         5.2      CONDITIONS TO THE COMPANY'S OBLIGATIONS.

         The Company's obligation to issue and sell the Shares at the Closing is subject to the satisfaction of the following conditions on or prior to the
Closing:

                  (A)      REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of each of the Purchasers contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

                  (B)      JOINDER AGREEMENT.

         Concurrent with the Closing, the Company and the Purchasers who are not parties to the Stockholders Agreement as of the date hereof shall execute the Joinder Agreement.

                  (C)      LEGAL PROCEEDINGS.

         On the Closing Date, the sale and issuance of the Shares to be issued at the Closing shall not be legally prohibited by any laws or regulations to which the Purchasers and the Company are subject. No law, regulation, order, judgment or injunction of any court or governmental authority of competent jurisdiction shall be in effect which prohibits the consummation of the transactions contemplated hereby nor shall any action be pending which would result in any such order, judgment or injunction.

                  (D)      SIMULTANEOUS PURCHASE.

         All Purchasers shall have concurrently purchased the Shares to be purchased by them at the Closing pursuant to this Agreement.

                  (E)      COMPLIANCE WITH AGREEMENT.

         Each Purchaser shall have performed and complied with in all material respects all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                  (F)      NOTICES AND APPROVALS.

         All authorizations, approvals, or permits, if any, of, or filings with any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and all waiting period required by law shall have expired effective as of the Closing.

                  (G)      CERTIFICATE OF INCORPORATION.

         The Certificate shall have been duly approved and adopted by stockholders of the Company and shall have been duly filed with and accepted by the Secretary of State of the State of Delaware.

                  (H)      SERIES A AND SERIES B STOCKHOLDER APPROVAL.

         To the extent required by law and the amended and restated certificate of incorporation of the Company as in effect as of the date hereof, the Company shall have received the approval of the requisite number of holders of Series A Preferred Stock and the Series B Preferred Stock to issue the Series C Preferred Stock and to approve the Certificate. In addition, the holders of not less than a majority of the outstanding shares of Series A Preferred Stock held by Persons who do not own any shares of Series B Preferred Stock and who are not parties to this Agreement shall have approved the Certificate, and the holders of not less than a majority of the outstanding shares of Series B Preferred Stock held by Persons who are not parties to this Agreement shall have approved the Certificate.

                  (I)      AMENDMENT OF STOCKHOLDERS AGREEMENT.

         The amendment to the Stockholders Agreement dated as of the date hereof shall have been approved by the requisite number of holders of Investor Stock (as defined in the Stockholders Agreement).

6        LEGEND

         Each certificate representing Shares shall bear a legend substantially in the following form:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. THE SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW, (II) A "NO ACTION" LETTER OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH SALE OR OFFER, OR (III) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT REGISTRATION UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW IS NOT REQUIRED WITH RESPECT TO SUCH SALE OR OFFER.

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND PROVISIONS OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF KNOLOGY, INC., AS AMENDED HEREAFTER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION AND WILL BE PROVIDED FREE OF CHARGE UPON REQUEST.

         THE SHARES REPRESENTED BY THIS CERTIFICATE, INCLUDING, WITHOUT LIMITATION, THE TRANSFER THEREOF, ARE SUBJECT TO THE TERMS AND PROVISIONS OF A STOCKHOLDERS AGREEMENT, AS AMENDED HEREAFTER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION AND WILL BE PROVIDED FREE OF CHARGE UPON REQUEST.

7        MISCELLANEOUS

         7.1      KNOWLEDGE OF A PARTY.

         As used in this Agreement, the terms "knowledge", "know" or "known" means with respect to a party hereto, with respect to a matter in question, that any executive officer of such party has actual knowledge of such matter.

         7.2      GOVERNING LAW.

         This Agreement shall be governed in all respects by the laws of the State of Georgia as such laws are applied to agreements between Georgia residents entered into and performed entirely in Georgia, except that the General Corporation Law of the State of Delaware shall govern as to matters of corporate law.

         7.3      SURVIVAL.

         The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         7.4      SUCCESSORS AND ASSIGNS.

         Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

         7.5      ENTIRE AGREEMENT.

         This Agreement, the Exhibits and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

         7.6      SEVERABILITY.

         In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         7.7      AMENDMENT AND WAIVER.

         This Agreement and any provision hereof may be amended, modified or waived only upon the mutual written consent of the Company and holders of 60% of the outstanding Shares, except as otherwise provided herein. Any such amendment, modification or waiver, whether retroactively or prospectively effective, shall be binding upon the Company and all Purchasers.

         7.8      NOTICES.

         All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex, facsimile or electronic mail if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one business day after deposit with a nationally recognized overnight courier, special next day delivery, with verification of receipt. All communications shall be sent to the Company at 1241 O. G. Skinner Drive, West Point, Georgia 31833, Attention:
President, email address: rodger.johnson@knology.com, with a copy to Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309-3424, Attention: Janine Brown, email address: jbrown@alston.com, and to a Purchaser at the address set forth on Exhibit A attached hereto or at such other address as the Company or Purchaser may designate by ten days advance written notice to the other parties hereto.

         7.9      COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         7.10     BROKER'S FEES.

         Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to a broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of its representation in this Section 7.10 being untrue.

         7.11     DELAYS OR OMISSIONS.

         No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any breach or default, or an acquiescence therein, or a waiver of or acquiescence in any similar breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

         7.12     PRESS RELEASES.

         Prior to the Closing Date, the parties shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 7.12 shall be deemed to prohibit any party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such party's disclosure obligations imposed by law. Notwithstanding the foregoing, each of the Purchasers and their respective affiliates may list the Company's name and logo and describe the Company's business, in a manner generally consistent with the Company's publicly available filings with the Securities and Exchange Commission, in their marketing materials and may post such information on their website.

         7.13     EXPENSES.

         Each of the parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereby, except that the Company shall reimburse the expenses of the Purchasers, including legal fees, out-of-pocket expenses and filing fees required by any regulatory filings in connection with the transactions contemplated hereby, actually incurred by such Purchasers in an amount not to exceed $50,000 in the aggregate for all Purchasers.

         7.14     USE OF PROCEEDS.

         Unless approved by a majority of the board of directors of the Company, including, if there are any Series B Directors (as defined in the Certificate) at such time, at least one Series B Director:

                  (A)      EXISTING MARKETS

         So long as (i) the aggregate net proceeds received by the Company from the sale of the Shares pursuant to this Agreement on the Closing Date and from the sale of shares of Series C Preferred Stock in any subsequent offerings by the Company, plus (ii) the aggregate net proceeds received by the Company or any Company Subsidiaries after the date hereof from the issuance of any other equity securities (other than those issued pursuant to clause (i) above) or debt securities or other borrowings ("Additional Funding"), net of an amount equal to
(x) the amount (if any) of any such net proceeds used to repay or refinance other indebtedness of the Company or the Company Subsidiaries which repaid or refinanced indebtedness cannot be reborrowed by the

Company at any time prior the date three years after the date hereof in accordance with the terms thereof and (y) three years cash payments (including, without limitation, principal, dividends or interest, as the case may be) payable on such Additional Funding (determined as provided below) ("Excluded Amounts") (the aggregate of net proceeds (net of the Excluded Amounts) under clauses (i) and (ii) being "Proceeds") are less than or equal to ninety million dollars ($90,000,000) (the "Proceeds Base"), then the Company shall only use such Proceeds to fund the construction and operation of the Company's broadband communications networks ("Networks") in Huntsville and Montgomery, Alabama; Panama City, Florida; Augusta and Columbus, Georgia; and Charleston, South Carolina (the "Existing Markets") and related corporate and administrative expenses, including payment of interest on outstanding indebtedness. In the event interest or dividends under clause (ii) above are variable based upon future published rates (i.e. Libor, Prime, federal funds, etc.) the current rate when the debt is issued shall be used to determine the Excluded Amounts withheld.

                  (B)      KNOXVILLE AND NASHVILLE MARKETS.

         The Company shall not use any portion of any Proceeds that exceeds the Proceeds Base but that is less than one hundred million dollars ($100,000,000) other than to fund the construction and operation of the Company's Networks in its Existing Markets, in Knox County, Tennessee and/or in Williamson and Davidson counties, Tennessee, and related corporate and administrative expenses, including payment of interest on outstanding indebtedness. The Company shall not use any portion of any Proceeds that exceeds one hundred million dollars ($100,000,000) but that is less than one hundred thirty five million dollars ($135,000,000) other than to fund the construction and operation of the Company's Networks in its Existing Markets, and related corporate and administrative expenses, including payment of interest on outstanding indebtedness. The Company shall not use any portion of any Proceeds that exceeds one hundred thirty five million dollars ($135,000,000) but that is less than one hundred fifty million dollars ($150,000,000) other than to fund the construction and operation of the Company's Networks in its Existing Markets and in Knox County, Tennessee and related corporate and administrative expenses, including payment of interest on outstanding indebtedness. The Company shall have the option to use the portion of any Proceeds that exceeds one hundred fifty million dollars ($150,000,000) for any corporate purpose.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof

                                  COMPANY:

                                  KNOLOGY, INC.



                                  By: /s/ Rodger L. Johnson
                                     ------------------------------------------
                                     Rodger L. Johnson
                                     President and Chief Executive Officer

                                  PURCHASERS:



                                  /s/ Kimberley Thompson
                                  ---------------------------------------------
                                  Name: Kimberley Thompson
                                  Title:   Senior Vice President
                                  Company: ITC Telecom Ventures, Inc.

                                  PURCHASERS:



                                  /s/ Mark R. Cannon
                                  ---------------------------------------------
                                  Name: Mark R. Cannon
                                  Title:   Treasurer
                                  Company: SCANA Communications Holdings, Inc.

                                  PURCHASERS:

                                  J. H. WHITNEY IV, L.P.

                                  By: J. H. Whitney Equity Partners IV, L.L.C.
                                      Its General Partner



                                  By: /s/ William Laverack, Jr.
                                     ------------------------------------------
                                  Name:
                                  Title:
                                  Company:  X      X      X      X       X

                                  PURCHASERS:

                                  BLACKSTONE CCC CAPITAL PARTNERS L.P.

                                  By: Blackstone Management Associates III
                                      L.L.C., its General Partner



                                  By: /s/ Bret Pearlman
                                     ------------------------------------------
                                  Name:
                                  Title:


                                  BLACKSTONE CCC OFFSHORE CAPITAL PARTNERS L.P.

                                  By: Blackstone Management Associates III
                                      L.L.C., its General Partner



                                  By: /s/ Bret Pearlman
                                     ------------------------------------------
                                  Name:
                                  Title:


                                  BLACKSTONE FAMILY INVESTMENT
                                  PARTNERSHIP III L.P.

                                  By: Blackstone Management Associates III
                                      L.L.C., its General Partner



                                  By: /s/ Bret Pearlman
                                     ------------------------------------------
                                  Name:
                                  Title:

                                  PURCHASERS:



                                  /s/ David McL. Hillman
                                  ---------------------------------------------
                                  Name: David McL. Hillman
                                  Title:   Executive Vice President
                                  Company: PNC Ventures Corp

                                  PURCHASERS:



                                  /s/ David McL. Hillman
                                  ---------------------------------------------
                                  Name: David McL. Hillman
                                  Title: General Partner
                                  Company: Wood Street Partners III

                                  PURCHASERS:



                                  /s/ John K. Adams
                                  ---------------------------------------------
                                  Name: John K. Adams
                                  Title: Vice President
                                  Company: Mellon Ventures

                                  SOUTH ATLANTIC PRIVATE EQUITY FUND IV,
                                    LIMITED PARTNERSHIP

                                  By: South Atlantic Private Equity
                                      Partners IV, Inc. Its General Partner



                                  By: /s/ Donald W. Burton
                                     ------------------------------------------
                                  Name: Donald W. Burton
                                  Title:   Chairman and Managing Director

                                  SOUTH ATLANTIC PRIVATE EQUITY FUND IV (QP),
                                    LIMITED PARTNERSHIP

                                  By: South Atlantic Private Equity
                                      Partners IV, Inc. Its General Partner



                                  By: /s/ Donald W. Burton
                                     ------------------------------------------
                                  Name: Donald W. Burton
                                  Title:   Chairman and Managing Director

                                  THE BURTON PARTNERSHIP,
                                    LIMITED PARTNERSHIP



                                  By: /s/ Donald W. Burton
                                     ------------------------------------------
                                  Name: Donald W. Burton
                                  Title: General Partner

                                  THE BURTON PARTNERSHIP (QP),
                                    LIMITED PARTNERSHIP



                                  By: /s/ Donald W. Burton
                                     ------------------------------------------
                                  Name: Donald W. Burton
                                  Title: General Partner

                                  PURCHASERS:

                                  KITTY HAWK CAPITAL LIMITED PARTNERSHIP, IV

                                  By: Kitty Hawk Partners, LLC IV,
                                      General Partner



                                  By: /s/ Walter H. Williamson, Jr.
                                     ------------------------------------------
                                  Name:    Walter H. Williamson, Jr.
                                  Title: Managing Member
                                  Company:
                                          -------------------------------------

                                  PURCHASERS:



                                  /s/ Billy Harbert
                                  ---------------------------------------------
                                  Name: Billy Harbert
                                  Title:   Owner
                                  Company: Tarpon Investments, L.L.C.

                                  PURCHASERS:



                                  /s/ N. John Simmons, Jr.
                                  ---------------------------------------------
                                  Name:    N. John Simmons, Jr.
                                  Title:   President
                                  Company: Quantum Capital Partners, Inc.

                                  PURCHASERS:



                                  /s/ Benjamin Russell
                                  ---------------------------------------------
                                  Name: Benjamin Russell
                                  Title:
                                  Company:

                                  PURCHASERS:



                                  /s/ Thomas T. Lamberth
                                  ---------------------------------------------
                                  Name: Thomas T. Lamberth
                                  Title:
                                  Company:

                                  PURCHASERS:



                                  /s/ Arthur C. Roselle
                                  ---------------------------------------------
                                  Name: Arthur C. Roselle
                                  Title: Vice President
                                  Company: First Union Capital Partners
                                           2001, L.L.C.

                                  PURCHASERS:



                                  /s/ Lawrence H. Carlton
                                  ---------------------------------------------
                                  Name: Lawrence H. Carlton
                                  Title:   Clerk, Assistant Treasurer
                                  Company: CT Communications Northeast, Inc.

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS

                            SERIES C PREFERRED STOCK

NAME AND ADDRESS                                TOTAL NUMBER OF SHARES      AGGREGATE PURCHASE PRICE
--------------------------                      ----------------------      ------------------------
ITC Telecom Ventures, Inc.                            8,333,333                   $24,999,999
3300 20th Avenue
Valley, AL  36854
Attn: Campbell B. Lanier III
Phone: (334) 768-8378
Fax: (334) 768-5067
Email: clanier@itchold.com

with a copy to:

ITC Holding Company, Inc.
4717 Dolphin Lane
Alexandria, VA 22309
Attn: Kim Thompson
Phone: (703) 619-9678
Fax: (703) 619-9720
Email: kthompson@itchold.com

SCANA Communications Holdings, Inc.                   8,333,333                    24,999,999
c/o Belfint Lyons & Shuman
(mail address)
P.O. Box  2105
Wilmington, Delaware 19899-2105
(delivery address)
200 West Ninth Street Plaza, Suite 600
Wilmington, Delaware 19801
Attn: Mr. Peter Winnington
Phone: (302) 573-3907
Fax:  (302) 658-0468
Email: pwinnington@belfint.com

with a copy to:

SCANA Communications Holdings, Inc.
1426 Main Street
Columbia, SC 29201
Attn: Mark R. Cannon, Treasurer
Phone: (803) 217-7838
Fax: (803) 933-7037
Email: mcannon@scana.com

and to:

McNair Law Firm, P.A.
(mail address)
PO Box 11390 Columbia, SC 29211
(delivery address) 1301 Gervais Street 17th
Floor Columbia, SC 29201
Attn: John W. Currie, Esq.
Phone: (803)376-2272
Fax: (803)376-2277
Email: jcurrie@mcnair.net

J. H. Whitney IV, L.P.                                3,333,333                     9,999,999
c/o of Whitney & Co.
177 Broad Street, 15th Floor
Stamford, CT 06901
Attn: William Laverack, Jr. and Andrew Schoenthal
Phone: (203) 973-1675
Fax: (203) 973-1675
Email: wlaverack@whitney.com and
       aschoenthal@whitney.com

with a copy to:

Morrison Cohen Singer & Weinstein, LLP
750 Lexington Avenue
New York, New York 10022
Attn: Henry Singer, Esq. and
      Andrew M. Arsiotis, Esq.
Phone: (212) 735-8600
Fax:  (212) 735-8708
Email: hsinger@mcsw.com and
       aarsiotis@mcsw.com

Blackstone CCC Capital Partners L.P.                  2,123,459                     6,370,377
345 Park Avenue, 31st Floor
New York, NY  10154
Attn:  Bret Pearlman
Phone: (212) 583-5888
Fax: (212) 583-5266
Email: pearlman@blackstone.com

with a copy to:

Simpson Thacher & Bartlett
425 Lexington Avenue
New York, New York 10017-3954
Attn: Thomas F. LaMacchia
Phone: (212)455-2000
Fax: (212) 455-2502
Email: t_lamacchia@stblaw.com

Blackstone CCC Offshore Capital Partners L.P.           383,208                     1,149,624
345 Park Avenue, 31st Floor
New York, NY  10154
Attn:  Bret Pearlman
Phone: (212) 583-5888
Fax: (212) 583-5266
Email: pearlman@blackstone.com

with a copy to:

Simpson Thacher & Bartlett
425 Lexington Avenue
New York, New York 10017-3954
Attn: Thomas F. LaMacchia
Phone: (212)455-2000
Fax: (212) 455-2502
Email: t_lamacchia@stblaw.com

Blackstone Family Investment Partnership III L.P.       160,000                       480,000
345 Park Avenue, 31st Floor
New York, NY  10154
Attn:  Bret Pearlman
Phone: (212) 583-5888
Fax: (212) 583-5266
Email: pearlman@blackstone.com

with a copy to:

Simpson Thacher & Bartlett
425 Lexington Avenue
New York, New York 10017-3954
Attn: Thomas F. LaMacchia
Phone: (212)455-2000
Fax: (212) 455-2502
Email: t_lamacchia@stblaw.com

PNC Venture Corp                                      2,765,333                     8,295,999
3150 CNG Tower
Pittsburgh, PA  15222
Attn: David Hillman
Phone: (412) 762-8892
Fax: (412) 762-6233
Email: david.hillman@pncequity.com

Wood Street Partners III                                568,000                     1,704,000
3150 CNG Tower
Pittsburgh, PA  15222
Attn: David Hillman
Phone: (412) 762-8892
Fax: (412) 762-6233
Email: david.hillman@pncequity.com

Mellon Ventures II, L.P.                                666,667                     2,000,001
One Buckhead Plaza
3060 Peachtree Street, Suite 780
Atlanta, GA  30305
Attn:  John K. Adams
Phone: (404) 504-4088
Fax: (404) 264-9305
Email: jadams@mvlp.com

with a copy to:

Ben Barkley
Kilpatrick Stockton
1100 Peachtree Street
Atlanta, GA  30309-4530
Phone: (404) 815-6569
Fax: (404) 815-6555
Email: bbarkley@kilstock.com
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

South Atlantic Private Equity Fund IV, L.P.             280,000                       840,000
614 W. Bay Street
Tampa, FL  33606
Attn:  Donald W. Burton
Phone: (813) 253-2500
Fax: (813) 253-2360
Email: dwburton@southatlantic.com

South Atlantic Private Equity Fund IV (QP), L.P.        386,667                     1,160,001
614 W. Bay Street
Tampa, FL  33606
Attn:  Donald W. Burton
Phone: (813) 253-2500
Fax: (813) 253-2360
Email: dwburton@southatlantic.com

The Burton Partnership, Limited Partnership             133,333                       399,999
614 W. Bay Street
Tampa, FL  33606
Attn:  Laurie Ann Burton
Phone: (813) 253-2500
Fax: (813) 253-2360
Email: laburton@southatlantic.com

The Burton Partnership (QP), Limited Partnership        533,334                     1,600,002
614 W. Bay Street
Tampa, FL  33606
Attn:  Laurie Ann Burton
Phone: (813) 253-2500
Fax: (813) 253-2360
Email: laburton@southatlantic.com

Kitty Hawk Capital Limited Partnership, IV            1,000,000                     3,000,000
2700 Coltsgate Road, Suite 202
Charlotte, NC  28211
Attn: Walter Wilkinson
Phone: (704) 362-3909
Fax: (704) 362-2774
Email: walter@kittyhawkcapital.com

Tarpon Investments, LLC                                 666,667                     2,000,001
820 Shades Creek Parkway, Suite 3100
Birmingham, AL 35209
Attn: Steve Dauphin
Phone: (205) 870-8050
Fax: (205) 870-8052
Email: sdauphin@bonaventurecapital.net

Quantum Capital Partners, Inc.                          666,667                     2,000,001
339 South Plant Avenue
Tampa, FL  33606
Attn: N. John Simmons, Jr.
Phone: (813) 250-1999
Fax: (813) 250-1998
Email: jsimmons@quantumcapitalpartners.com

Benjamin Russell                                        320,000                       960,000
2544 Willow Point Road
Alexander City, AL  35010
Attn:  Thomas T. Lamberth
Phone: (256) 212-1400
Fax: (256) 212-1444
Email: ttl@russelllands.com

Thomas T. Lamberth                                       13,333                        39,999
2544 Willow Point Road
Alexander City, AL  35010
Phone: (256) 212-1400
Fax: (256) 212-1444
Email: ttl@russelllands.com

First Union Capital Partners 2001, L.L.C.               333,333                       999,999
301 S. College Street, NC0732
Charlotte, NC  28288-0732
Attn: Watts Hamrick
Phone: (704) 374-4767
Fax: (704) 383-6538
Email: watts.hamrick@fucp.com

CT Communications Northeast, Inc.                       166,667                       500,001
(mail address)
P.O. Box 224
Bedford, Massachusetts 01730
(delivery address)
110 The Great Road
Bedford, Massachusetts 01730
Attn: Lawrence Carlton
Phone: (781) 275-7520
Fax: (781) 275-9422
Email: lhc@carltonduran.com

Total                                               31,1666,667                   $93,500,001
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